Securities and Exchange Commission

                       Washington, DC  20549

                             Form 8-K

                          Current Report

              Pursuant to Section 13 or 15(d) of the
                   Securities Exchange Act 1934


                 Date of Report November 13, 1998
                 (Date of earliest event reported)



                      CalEnergy Company, Inc.
      (Exact name of registrant as specified in its charter)



    Delaware                     1-9874              94-2213782
(State of other          (Commission File           (IRS Employer
 jurisdiction of                Number)          Identification No.)
 incorporation)



 302 South 36th Street, Suite 400,Omaha, NE         68131
   (Address of principal executive offices)        Zip Code




Registrant's Telephone Number, including area code:    (402) 341-4500




                              N/A
 (Former name or former address, if changed since last report)
Item 5.  Other Events

      On November 13, 1998, the registrant announced that it closed the sale of $100 million aggregate principal amount of its 7.52% Senior Notes due 2008. A copy of the press release issued by the Registrant is attached hereto as Exhibit 1 and is incorporated herein by reference.

      Certain information included in this report contains forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995 ("Reform Act"). Such statements are based on current expectations and involve a number of known and unknown risks and uncertainties that could cause the actual results and performance of the Registrant to differ materially from any expected future results or performance, expressed or implied, by the forward-looking statements including expectations regarding the future results of operations of Registrant and MidAmerican Energy Holdings Company and the combined company, the intended financing of the merger and receipt of regulatory approvals. In connection with the safe harbor provisions of the Reform Act, the Registrant has identified important factors that could cause actual results to differ materially from such expectations, including development uncertainty, operating uncertainty, acquisition uncertainty, uncertainties relating to doing business outside of the United States, uncertainties relating to geothermal resources, uncertainties relating to domestic and international (and in particular, Indonesian) economic and political conditions and uncertainties regarding the impact of regulations, changes in government policy, industry deregulation and competition. Reference is made to all of the Registrant's SEC Filings, including the Proxy Statement and the Registrant's Report on Form 8-K dated March 6, 1998, incorporated herein by reference, for a description of such factors. The Company assumes no responsibility to update forward-looking information contained herein.


Item 7.  Financial Statements and Exhibits

Exhibit 1 - Press Release dated November 13, 1998



                           SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   CalEnergy Company, Inc.




                                By: \s\ Douglas L. Anderson
                                        Douglas L. Anderson
                                        Assistant Secretary and
                                        Assistant General Counsel




Dated: November 13, 1998


                             EXHIBIT 1


FOR IMMEDIATE RELEASE

Craig M. Hammett - Senior Vice President, Chief Financial Officer 402-341-4500 Craig Allen - Manager, Investor Relations 402-341-4500
Patti McAtee-Director, Corporate Communications 402-341-4500
Kate Inverarity - Brunswick 212-333-3810

 CalEnergy Announces Closing of $100 Million Senior Note Offering

      OMAHA, NE, November 13, 1998: CalEnergy Company, Inc. ("CalEnergy" or the "Company") (NYSE: CE; PCX and LSE) announced today that it closed the sale of $100 million aggregate principal amount of its 7.52% Senior Notes due 2008. The Senior Notes were sold at a premium of 102.24% of the aggregate principal amount plus accrued interest less assumed underwriting discount of 1.5%. The Senior Notes are subject to optional redemption at any time at par plus payment of a make-whole premium. The Senior Notes were rated BB+, Ba1 and BB+ by Standard & Poor's, Moody's and Duff & Phelps, respectively, and CalEnergy's long term senior debt remains on credit watch with positive implications for a possible upgrade by all three rating agencies following completion of the pending MidAmerican Energy merger.

     The Company intends to use the net proceeds of the offering to fund a portion of the pending acquisition of MidAmerican Energy Holdings Company. The balance of the MidAmerican purchase price is expected to be funded from approximately $830 million of net proceeds from the Company's recent $1.4 billion debt offering, approximately $740 million in net proceeds from a contemplated offering of debt securities by a subsidiary company to be formed to acquire MidAmerican, with the remainder funded from a combination of cash, a contemplated offering of the Company's equity securities and/or possible non-core asset sales.

      Craig M. Hammett, Senior Vice President and Chief Financial Officer, stated, "This incremental financing takes us one step closer toward completion of the financing for the pending MidAmerican merger."

      Credit Suisse First Boston Corporation served as sole manager of the Senior Note Offering.

      CalEnergy is a global energy company that manages and owns interests in over 5,000 net megawatts of power generation facilities in operation, construction and development worldwide. The Company develops and produces energy from diversified fuel sources including geothermal, natural gas and hydroelectric. Through its subsidiary Northern Electric, CalEnergy supplies and distributes electricity and gas to 2.0 million customers in the United Kingdom. CalEnergy conducts business in the U.S., U.K., the Philippines, Indonesia, Poland and Australia, and employs more than 4,200 people worldwide. For the year ended December 31, 1997, CalEnergy generated revenues of over $2.2 billion and had assets of approximately $7.5 billion.

      This press release contains forward-looking statements which are based on current expectations and involve a number of uncertainties. Reference is made to all of the Company's SEC filings, including the Company's Report on Form 8-K dated March 6, 1998, incorporated herein by reference, for a description of such uncertainties.

                         www.calenergy.com

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